Exhibit B

SUSAN LIU CFO HENDRX CORP.
NATIONALITY	Canadian
RESIDENCE	Vancouver BC,
EDUCATION	Diploma English Language Institute, University of British Columbia - 2001 Bachelor of Economics: Major in Business Accounting,An Hui Finance & Trade University - 1985
PROFESSIONAL	Pace-level student in Certified General Accountant program
QUALIFICATIONS	Accountant - 1991
Assistant Professor - 1988
PROFESSIONAL	Financial & Oracle Training in Logan, UT, USA - 2005
TRAINING	Investment Analysis by Crosby Asset Management Company - 1997
Financial Management by Coca-Cola company - 1993
How to be a Capable Department Manager by Xi An Janssen Pharmaceutical Company - 1992
COMPUTER SKILLS	Conversant with: Excel, Word, PowerPoint, Dynamics, Oracle, Kingdee.
LANGUAGES	Fluent spoken and written: English Mandarin
LAST POSITION	Finance Manager of Greater China
WORKING EXPERIENCE
June 2005 to	HyClone Biochemical China, Thermo-Fisher Scientific
November 2006
Description Position	HyClone is 100% owned by Thermo-Fisher Scientific that is a listed US company with 55,000 employees worldwide, one of fortune 500 HyClone China’s annual turnover is US$6 million. There are four legal entities under HyClone China: Beijing (manufacturing), Tianjin (trading), Lanzhou (manufacturing), and Oxoid China (manufacturing) Finance Manager of Great China
Responsibilities	• Reported to CFO of HyClone worldwide and lead a team of eight
Finance Aspects	finance staff (five directly, three indirectly)
• Overseen the operations of the accounting department
• Fully responsible for all of the financial and statutory for the four legal entities
• Prepared accurate monthly Chinese format and Hyperion format F/S on time
• Conversions of the F/S from PRC GAAP to US GAAP
• Prepared for the consolidation F/S—match internal transactions before monthly closing
• Made annual budget and quarterly rolling forecast
• Set up positive relationship with bank, tax bureau, industrial and commercial bureau, and other related government agents
• Studied tax policies to minimum tax
• liaised with external and internal auditors
• Set up credit control and budget control under headquarters’ policy
• Did financial analyzing. Compared actual figures with historical

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Exhibit B

figures and budget figures to find out improvement plan
	•	Did performance appraisals for the five directly staff. Trained them. Coached their daily job. Helped them to set up their annual professional development goals
	•	A team-leader for the Oracle (financial software) implementation
Legal aspects	•	Managed contracts. Initial all contracts before the contracts established. Documented all contracts. Set up contract templates with HHLaw attorney firm
	•	Managed all company’s licenses and legal documents such as business license, tax payer license, custom license, established contracts, article of associations, and so on

Achievements	•	Set up an entire internal control system that includes credit control, budget control, and delegation of authority
	•	Set up cost calculation method and procedure
	•	Wrote specific JD to each finance position
	•	Cleaned out all historical AR/AP problems
	•	Implemented Oracle

Feb 99 to Feb 00	Fortum Power and Heat Oy , Beijing Representative Office
Description	Fortum is a Finland company, one of fortune 500
Under its Beijing rep office, Fortum invested US$30million to take 50%
shares in a joint venture
Position	Finance Analyst
Responsibilities	•	Reported to Chief Representative and lead a finance manager of the JV
To the JV	•	Fully responsible for all of the financial and statutory for the JV
	•	Trained, coached the fiancé manager to make annual budget, set up an internal control system, and make accurate financial statements to HQ
	•	Provided financial analyses which include earning ability analysis, investment return forecasts, assets evaluations and cash flow analysis to
15 projects
	•	Helped KPMG to make outlines of due diligences, pointed out the key
To other projects		points, paid some site visits with KPMG’s staff
	•	Involed in Legal due diligences to some projects
	•	Followed Fortum’s investment policies, wrote quarterly reports about pulp and paper, fertilizer, chemical, and petrochemical sectors in China, guided the investment team’s work

Achievements	•	Evaluated 15 projects
	•	Successful to instruct the JV’s financial operation

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Exhibit B

Jul 94 to Jan 99	CMG (China) Investment Management Limited
Description	A joint venture of New Zealand and Australia. CMG is a famous financial group in Australia
CMG MAHON invested US$20million to establish four JVs in China
Position	Investment Manager/Monitor
Responsibilities	•	Invested US$10 million in the Yi Xiu project on Sept. 1999. Team leader
1997-1999		for the project, evaluated assets of the project, finished the investment
(Investment		proposal to the investment committee, attended the entire negotiation
Manager)		process, organized financial and legal due diligences with Price Waterhouse accounting firm and Paul Wise Lawyer firm
	•	Set up monitoring and budget systems for the Yi Xiu project.
	•	Did some sector’s surveys such as Children Clothes, Plywood, and Transformer.
	•	Evaluated 50 projects.
	•	Reported to Chief Representative and lead finance managers of the three joint ventures
1994-1997	•	Monitored three projects ( Ningbo Three Circle Machinery Company,
(Investment		Shenyang Shenleman Water Heater Company and Nanjing Donghua
Monitor)		Drinking Company)
	•	Analyzed their financial statements, paid site visits to these joint ventures monthly
	•	Wrote monitor reports to the foreign partners per quarter,
	•	Trained JV’s financial managers to make annual budgets
	•	Organized board meetings twice a year

Achievements	•	Evaluated 50 projects
	•	Successful to established Yi Xiu joint venture
	•	Successful to monitor three JVs
May 92 to June 94	Meadow Gold Investment Company Limited
Description	An American ice cream manufacturing company with US$50 million investment in China. Under the company, there are ten joint ventures in China
Position	Finance Manager
Responsibilities	•	Reported to CFO and lead 30 staff
	•	Responsible for the Xi An Meadow Gold Food Company.
	•	Supervised 30 staffs, review their performances
	•	Managed routine financial tasks such as: making entries, book keeping, financial statements, and budget
	•	Wrote monthly financial analysis report to headquarters
	•	Set up good relationships with banks, the tax bureau, and another related departments

Achievements	•	Hired finance team
	•	Set up entire financial regulation for the JV

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Exhibit B

• Successful to provide accurate financial reports and budget to HQ
• Implemented Pioneer software

Jul 88 to Apr 92	Beijing-Olkaland Water Proof and Construction Material Company Limited
Description	An A manufacturing joint venture with 1,500 staff
Position	Cost Accountant
Responsibilities	Calculated products’ cost, depreciation, and deferred expense, made the related entries and financial statements
Achievements	Provided accurate reports on time
Jul 85 to Jul 88	Beijing No.2 Commercial Bureau Adults College
Description	There were almost 1,000 students in the college
Position	Accounting Teacher
Responsibilities	Taught Accounting Theory and Business Accounting courses
Achievements	Taught 500 working-hours to the students

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